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                                                                  EXHIBIT 99.1


FOR IMMEDIATE RELEASE         Approved by: Olga L. Conley
---------------------                      Chief Financial Officer
                                           (617) 376-4300
                                           URL: http://www.jjill.com

                       Investor Relations: Chad Jacobs
                                           Integrated Corporate Relations, Inc.
                                           (203) 222-9013


       THE J. JILL GROUP REVISES FOURTH QUARTER SALES AND EARNINGS TARGETS
      ~ THE COMPANY EXPECTS SALES TO RANGE FROM $102.0 TO $107.5 MILLION ~
              ~ THE COMPANY REVISES EPS TARGET TO $0.25 TO $0.30 ~

QUINCY, MA, DECEMBER 5, 2002 - THE J. JILL GROUP, INC. (NASDAQ: JILL) today announced that it currently expects to report fourth quarter net sales in the range of $102.0 to $107.5 million, compared to $91.7 million for the same period last year. The Company also expects fourth quarter diluted earnings per share to range between $0.25 and $0.30, versus $0.37 for the corresponding period a year ago. The J. Jill Group plans to report actual fourth quarter results on February 13, 2003.

Gordon R. Cooke, President and Chief Executive Officer, commented, "In response to J. Jill's strong spring performance and in an attempt to counteract the anticipated difficult fall retail environment, we made the decision to increase our circulation and promotional activity in the fourth quarter. Unfortunately, sales for our historically predictable Best Seller catalog, which began to mail in early November, were significantly below plan. In addition, as a result of prior successes, we also increased our investment in our traditionally strong sweater classification, which ultimately ran against this years fashion trends and resulted in lost sales in both the direct and retail segments. While we are clearly disappointed with our projected results, we do expect to report a record fiscal 2002, both in terms of sales and earnings. We recognize that we have some short-term issues to work through and we are dedicated to getting the business back on track. On a more positive note, we are encouraged that the third drop of our Holiday catalog, which mailed after the Best Seller catalog, appears to be performing above our expectations. Also, our financial position is strong and we continue to make solid progress in building our brand equity."

The J. Jill Group announced that the Company's conference call to review this press release will be broadcast live over the Internet today, Thursday, December 5, 2002 at 4:30 p.m. Eastern Time. The broadcast will be hosted at www.jjillgroup.com and will be archived online within one hour of the completion of the conference call. Participating in the call will be Gordon Cooke, President and Chief Executive Officer and Olga Conley, Chief Financial Officer.

The J. Jill Group is a leading retailer of high quality women's apparel, accessories and footwear. The company currently markets its products through its retail stores, catalogs, and e-commerce website. J. Jill is designed to appeal to active, affluent women age 35 and older.


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THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE
MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. VARIOUS FACTORS COULD CAUSE THE RESULTS OF THE J. JILL GROUP TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE
FOLLOWING: THE CONTINUED SUCCESS OR POSSIBLE FUTURE FAILURE OF THE RETAIL STORE INITIATIVE; THE ABILITY OF J. JILL TO EFFECTIVELY MANAGE ITS OPERATIONS AND GROWTH IN A MULTIPLE DISTRIBUTION CHANNEL ENVIRONMENT; SIGNIFICANT CHANGES IN CUSTOMER ACCEPTANCE OF J. JILL'S PRODUCT OFFERINGS; CHANGES IN COMPETITION IN THE APPAREL INDUSTRY; CHANGES IN CONSUMER SPENDING, FASHION TRENDS AND CONSUMER PREFERENCES; CHANGES IN, OR THE FAILURE TO COMPLY WITH, FEDERAL AND STATE TAX AND OTHER GOVERNMENT REGULATIONS; THE CUSTOMARY RISKS OF PURCHASING MERCHANDISE ABROAD, INCLUDING LONGER LEAD TIMES, HIGHER INITIAL PURCHASE COMMITMENTS AND FOREIGN CURRENCY FLUCTUATIONS; POSSIBLE INCREASES IN EXPENSES OR DELAYS IN INVENTORY RECEIPTS ASSOCIATED WITH THE CALIFORNIA DOCK WORKERS LABOR DISPUTE; POSSIBLE FUTURE INCREASES IN EXPENSES AND LABOR AND EMPLOYEE BENEFIT COSTS; THE ABILITY OF J. JILL TO ATTRACT AND RETAIN QUALIFIED PERSONNEL; BUSINESS ABILITIES AND JUDGMENT OF MANAGEMENT; THE EXISTENCE OR ABSENCE OF BRAND AWARENESS; THE EXISTENCE OR ABSENCE OF PUBLICITY, ADVERTISING AND PROMOTIONAL EFFORTS; THE SUCCESS OR FAILURE OF OPERATING INITIATIVES; THE MIX OF J. JILL'S SALES BETWEEN FULL PRICE AND LIQUIDATION MERCHANDISE; GENERAL ECONOMIC AND BUSINESS CONDITIONS AND OTHER FACTORS, INCLUDING THOSE DETAILED FROM TIME TO TIME IN J. JILL'S SEC REPORTS, INCLUDING ITS ANNUAL REPORT ON FORM 10-K FILED ON MARCH 28, 2002. J. JILL DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.